SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☑

Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☑   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12
Illumina, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑   No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐   Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
OTHER MATTERS
OWNERSHIP OF SECURITIES
SOLICITATION
STOCKHOLDERS SHARING THE SAME ADDRESS
STOCKHOLDER PROPOSALS FOR OUR 2009 ANNUAL MEETING
APPENDIX A: AMENDMENT TO CERTIFICATE OF INCORPORATION

ILLUMINA, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on September 9, 2008

To the Stockholders of Illumina, Inc.:

You are cordially invited to attend a special meeting of stockholders of Illumina, Inc. to be held on September 9, 2008, at 11:00 A.M. Pacific Daylight Time at 9865 Towne Centre Drive, San Diego, California 92121. At the meeting, stockholders will be asked to vote on an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 120 million to 320 million, in part to allow for a two-for-one stock split in the form of a stock dividend. Our board of directors has determined the adoption of the proposed amendment to be advisable and in our best interests.

You may vote at the meeting if you held shares of our common stock at the close of business on July 28, 2008.

Whether or not you plan to attend the special meeting, please sign and return the enclosed proxy as promptly as possible in the enclosed return envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time before the special meeting. In addition, if you attend the special meeting and vote by ballot, then your proxy will be automatically revoked and only your vote at the special meeting will be counted.

Sincerely,

Jay T. Flatley
President and Chief Executive Officer

San Diego, California
August 12, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE, AND MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

ILLUMINA, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held on September 9, 2008

Why am I receiving this proxy statement?

Our board of directors is soliciting proxies for a special meeting of our stockholders. You are receiving this proxy statement because our records indicate that you owned shares of Illumina common stock at the close of business on July 28, 2008, and that entitles you to vote at the special meeting. You can use a proxy to vote your shares whether or not you attend the special meeting. This proxy statement describes the matter on which we would like you to vote so that you can make an informed decision.

We sent this proxy statement, the proxy, and the notice of the special meeting to stockholders on or about August 12, 2008.

What is the purpose of the special meeting?

We are asking you to vote on a proposed amendment to our certificate of incorporation to increase the number of shares of common stock we are authorized to issue from 120 million to 320 million.

Where will the special meeting be held?

The special meeting will be held on September 9, 2008 at 11:00 A.M., Pacific Daylight time, at 9865 Towne Centre Drive, San Diego, California 92121. For directions, please call us at (858) 202-4500.

How does the board of directors recommend that I vote my shares?

Our board of directors recommends that you vote “FOR” the proposed amendment to our certificate of incorporation. Please see the information included in this proxy statement relating to the proposed amendment.

Who is entitled to vote at the special meeting?

Only those who owned shares of our common stock at the close of business on July 28, 2008 are entitled to vote at the special meeting.

How many shares are entitled to vote?

57,300,177 shares of our common stock were outstanding at the close of business on July 28, 2008 and are entitled to vote at the specia l meeting.

How many votes do I have?

Each share of our common stock is entitled to one vote, and there is no cumulative voting. Accordingly, you are entitled to one vote for each share of Illumina common stock that you owned at the close of business on July 28, 2008.

How many votes must be present at the special meeting in order to conduct business?

A majority of the outstanding shares of our common stock that are entitled to vote must be present, either in person or represented by proxy, in order to conduct business at the special meeting. We refer to this as a “quorum.”

What shares will be considered to be “present” at the special meeting?

Shares voted in person at the special meeting and shares for which properly executed proxies have been returned will be counted as “present” for purposes of establishing a quorum. Shares voted as abstentions and broker non-votes will be included in the number of shares that are considered present at the special meeting.

How many votes are needed for the proposal to pass?

The amendment to our certificate of incorporation requires the affirmative vote of a majority of the shares of our common stock that were outstanding at the close of business on July 28, 2008. An abstention or broker non-vote will have the same effect as a vote against the proposal.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), then in order to vote on the proposal, you must either:

•	complete, sign, date, and return the enclosed proxy; or

•	attend the special meeting and vote by ballot.

If you hold your shares in “street name” (that is, your shares are registered in the name of a broker, bank, or other intermediary that is holding the shares on your behalf), then please refer to the information forwarded by your broker, bank, or other intermediary. Many brokers and banks participate in programs that permit eligible stockholders to vote their shares by internet or telephone. If your broker or bank participates in such a program, then it will provide you with applicable instructions.

We urge you to vote by proxy even if you plan to attend the special meeting, so that we will know as soon as possible that enough votes will be present for us to hold the special meeting. If you attend the special meeting in person, you may vote at the meeting even if you have returned a proxy, in which case only your vote at the special meeting will count.

Can I revoke or change my proxy after completing and returning it?

Yes. You may revoke your proxy or change your vote by either:

•	sending, at any time before the special meeting, a notice of revocation, or another signed proxy with a later date, to our secretary at our principal executive offices at 9885 Towne Centre Drive, San Diego, California 92121; or

•	attending the special meeting and voting by ballot (in this case, your proxy will be automatically revoked, and only your vote at the special meeting will be counted).

What if I vote “abstain”?

An abstention vote will:

•	be counted as “present” for purposes of establishing a quorum; and

•	have the same effect as a vote “against” the proposed amendment to our certificate of incorporation.

What is a broker non-vote?

If a broker or bank holds shares in “street name” for a customer, then that customer may instruct the broker or bank how to vote those shares. If the customer does not provide voting instructions, the broker or bank may exercise voting discretion with respect to routine matters. However, for non-routine matters, a broker or bank may not vote shares it holds on behalf of a customer that has not properly provided voting instructions. A broker non-vote occurs when a broker or bank expressly instructs on a proxy card that it is not voting on a non-routine matter.

The proposal to amend our certificate of incorporation to increase our authorized shares of common stock is a non-routine matter. Accordingly, brokers and banks cannot exercise voting discretion with respect to the proposal if they do not receive instructions from their customers on how to vote their shares.

A broker non-vote will:

•	be counted as “present” for purposes of establishing a quorum; and

•	have the same effect as a vote against the proposed amendment to our certificate of incorporation.

Who will count the votes?

We have hired our transfer agent, Computershare Trust Company, N.A., to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the special meeting.

Where can I find the voting results?

We will announce the voting results at the special meeting. We also intend to disclose the results in a press release and a current report on Form 8-K to be filed with the Securities and Exchange Commission, or SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov.

When and where will a list of stockholders be available?

We will make a list of stockholders available for examination during ordinary business hours at our corporate headquarters, located at 9885 Towne Centre Drive, San Diego, California 92121, during the ten days preceding the special meeting. We will also make the list available for examination at the special meeting.

How may I communicate with the board of directors?

You may send, in an envelope marked “Confidential,” a written communication to the chair of our audit committee, via the attention of our secretary, at 9885 Towne Centre Drive, San Diego, CA 92121. Our secretary will deliver these envelopes unopened to the chairperson of our audit committee.

Can I access the proxy materials on the Internet?

This proxy statement, the form of proxy, and all other proxy materials relating to the special meeting are available at www.envisionreports.com/ilmn.

PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Our certificate of incorporation currently authorizes the issuance of 120 million shares of common stock and 10 million shares of preferred stock, of which 120,000 shares have been designated as series A junior participating preferred stock. As of July 28, 2008, the record date for the special meeting, there were 57,300,177 shares of common stock, and no shares of preferred stock, outstanding. In addition, as of that date, there were:

•	9,542,426 shares of common stock issuable upon conversion of outstanding options;

•	19,910,121 shares of common stock potentially issuable upon exercise of outstanding warrants;

•	9,161,160 shares of common stock reserved for issuance upon conversion of our outstanding convertible notes;

•	3,812,350 shares of common stock reserved for issuance pursuant to future grants under our existing option plans;

•	5,465,516 shares of common stock reserved for issuance pursuant to future grants under our existing Employee Stock Purchase Plan; and

•	437,350 shares of common stock issuable under restricted stock agreements.

In addition, on August 6, 2008, we entered into an underwriting agreement in connection with a public offering of 3,500,000 shares of common stock, which closed on August 12, 2008. Accordingly, as of July 28, 2008, as adjusted to give effect to this public offering, there were 109,129,100 shares of common stock that were outstanding or reserved for future issuance.

Description of the Proposed Amendment

On July 20, 2008, our board of directors conditionally approved a two-for-one stock split in the form of a stock dividend. However, our existing certificate of incorporation does not authorize a sufficient number of shares of common stock to effect a two-for-one stock split. Accordingly, in order to effect the stock split and have an adequate number of additional authorized shares to meet business needs as they arise, our board of directors approved an amendment to our certificate of incorporation. The proposed amendment would increase the number of shares of common stock we are authorized to issue from 120 million to 320 million. Our stockholders must approve this amendment before it will become effective, and the two-for-one stock split is conditioned upon receiving this stockholder approval and effecting the amendment. If adopted, the amendment to our certificate of incorporation will become effective when it is filed with the Delaware Secretary of State. If the proposal is not approved by our stockholders, then we will be unable to file the amendment or implement the two-for-one stock split. The proposed amendment does not affect the authorized number of shares of preferred stock.

You may review the full text of the proposed amendment to our certificate of incorporation in Appendix A to this proxy statement. Our board of directors has the right, in accordance with Delaware law, to abandon the proposed amendment to our certificate of incorporation at any time before it is filed with the Delaware Secretary of State.

Description of the Stock Split

As described above, our board of directors approved, subject to stockholder approval and effectiveness of the proposed amendment to our certificate of incorporation, a two-for-one stock split in the form of a stock dividend. Pursuant to this stock dividend, if paid, each person who is a stockholder of record at the close of business on the record date for the dividend will receive one additional share of common stock for each share of common stock which the person held at the close of business on that record date. We currently expect the record date for the stock dividend to be September 10, 2008 and that the dividend will be paid on September 22, 2008, assuming our stockholders approve the proposed amendment to our certificate of incorporation. A stockholder’s proportional equity interest in Illumina will not increase as a result of the stock dividend. However, we believe that the stock split may place the market price of our common stock in a range that is more attractive to investors, particularly individuals, which may result in a broader market for our stock.

Our board of directors has the right, in accordance with Delaware law, to change the amount of the stock dividend or not to effect the dividend at all.

Purposes and Effects of the Proposed Amendment to Our Certificate of Incorporation

The primary purpose of the proposed amendment is to authorize a sufficient number of shares of common stock to effect a two-for-one stock split in the form of a stock dividend. In addition, our board of directors believes that it is in our best interests to increase the number of authorized shares of common stock beyond the number necessary to effect the stock split. This would allow us to have additional authorized but unissued shares available for issuance to meet business needs as they arise, without the expense or delay of having to obtain additional stockholder approval. These business needs may include, among other things, financings, business combination transactions, future stock dividends, adopting new or modifying our current equity incentive plans, and other proper corporate purposes. Future issuances of our common stock would not require further stockholder approval unless required by Delaware law or the rules of any securities exchange on which our shares are then listed or traded. We currently have no immediate plans to issue additional shares of common stock other than as permitted or required under our outstanding options, warrants, restricted stock agreements or convertible notes or under our existing equity incentive plans. In addition, as previously announced, we conducted a public offering of 3,500,000 shares of our common stock, which closed on August 12, 2008. Pursuant to the underwriting agreement relating to this public offering, we granted the underwriter a customary 30-day option to purchase up to 525,000 additional shares of our common stock in connection with this offering.

If our stockholders approve the proposed amendment to our certificate of incorporation at the special meeting, approximately 210,870,900 shares (or, if we effect the two-for-one stock split, approximately 101,741,800 shares) of common stock would be available for future issuance, excluding shares that are not already reserved for future issuance under outstanding options, warrants, restricted stock agreements, and convertible notes or under our existing equity incentive plans. Because our stockholders do not have preemptive rights to subscribe for additional securities, future issuances of shares of our common stock may have a dilutive effect on our existing stockholders’ voting power and proportionate equity interest in us. In addition, future issuances could reduce our reported earnings per share and book value per share. Under Delaware law, our stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our certificate of incorporation.

As is presently the case, the availability of additional shares of our common stock for issuance could enable our board of directors to render more difficult, or discourage an attempt, to obtain control of us. For example, the issuance of shares of common stock in a public or private sale, merger, or other transaction would increase the number of outstanding shares, which could dilute the interests of a person attempting to obtain control of us. We are currently not aware of any pending or threatened efforts to obtain control of us. In addition, the increased shares authorized by the proposed amendment could permit our board of directors to issue shares to persons who are supportive of our management’s position. These persons may vote their shares to prevent or delay a proposed business combination that our board of directors considers unacceptable, even if our stockholders believe the business combination is desirable.

Our Stockholder Rights Plan

On May 3, 2001, our board of directors adopted a stockholder rights plan pursuant to which each share of our common stock generally will carry with it one preferred share purchase right. Each right entitles the registered holder to purchase, from us, one one-thousandth of a share of our series A junior participating preferred stock. The rights are not currently exercisable and will expire in May 2011, unless extended or unless we earlier redeem or exchange the rights. The terms of the rights are set forth in a rights agreement, dated as of May 3, 2001, between us and Equiserve Trust Company, N.A., as rights agent.

In order to implement our stockholder rights plan, we designated and reserved 120,000 shares of our authorized preferred stock as “series A junior participating preferred stock” for issuance upon exercise of the preferred share purchase rights. If our stockholders approve the proposed amendment to our certificate of incorporation, then we intend to designate and reserve an additional 200,000 shares of series A junior participating preferred stock for issuance in connection with the additional shares of common stock being authorized by the amendment.

The rights plan is designed to protect our stockholders against unsolicited offers to acquire us and other coercive takeover tactics that, in our board’s opinion, would impair our board’s ability to represent our stockholders’ interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur, or may prevent a takeover altogether, even if our stockholders believe the takeover is beneficial to them or the takeover would permit our stockholders to sell their stock at a price above prevailing market prices.

Effects of the Stock Split

As described above, we intend to effect a two-for-one stock split in the form of a stock dividend, if our stockholders approve the proposed amendment to our certificate of incorporation.

Accounting Effects

If we effect the proposed stock split, an amount equal to the par value of the shares issued in the stock split will be transferred from retained earnings to our common stock account. The $0.01 par value of the common stock would not change.

Tax Effects

Under current U.S. federal income tax laws (which may change, possibly with retroactive effect), the receipt, in the form of a stock dividend, of one additional share of our common stock for each share of common stock previously owned generally will not result in taxable income, gain, or loss to our stockholders. The tax basis of each share of our common stock a stockholder holds immediately before the stock split generally will be allocated equally between such old share and the new share received in respect of the old share in the stock split. The holding period for each of those two shares will include the period for which the corresponding old share of our common stock was held. The laws of jurisdictions other than the United States may impose taxes in connection with the proposed stock split, and this discussion does not consider the effects of such laws. We urge stockholders to consult their own tax and financial advisors as to the specific tax consequences of the stock split to them, including the effects of applicable federal, state, local, foreign and other tax laws.

Other Effects

If we implement the stock split, appropriate adjustments will be made to the terms of outstanding stock options and other stock-based instruments that we have awarded or will award under our equity incentive plans. Appropriate adjustments will also be made to the terms of our outstanding warrants and convertible notes. Generally speaking, a two-for-one stock split will cause the number of shares underlying these instruments to be doubled and, if applicable, the effective exercise or conversion price to be halved. For example, the conversion rate for the $400,000,000 principal amount of our outstanding 0.625% Convertible Senior Notes due 2014 will increase from 22.9029 shares of common stock per $1,000 principal amount to 45.8058 shares of common stock per $1,000 principal amount. In addition, a two-for-one stock split will double the number of shares reserved for issuance under our existing equity incentive plans.

Furthermore, after a stock split, brokerage commissions on transactions in our common stock and transfer taxes, if any, may be higher, compared to similar transactions before the stock split involving the same dollar amount.

Recommendation of the Board of Directors

Our board of directors recommends that you vote FOR the proposed amendment to our certificate of incorporation.

OTHER MATTERS

The proposal to amend our certificate of incorporation described above will be the only business transacted at the special meeting, and, as of the date of this proxy statement, we know of no other matters that will be presented for consideration at the special meeting. However, if any other proper business should come before the special meeting, the persons named in the accompanying proxy will, to the fullest extent permitted by applicable law, have discretionary authority to vote according to their best judgment.

OWNERSHIP OF SECURITIES

The following table sets forth information within our knowledge regarding the beneficial ownership of our common stock as of June 27, 2008 by:

•	each of our directors;

•	each of our named executive officers identified in the proxy statement for our 2008 annual meeting of stockholders;

•	each stockholder who, to our knowledge, beneficially owns more than 5% of our common stock; and

•	all of our directors and executive officers as a group.

Generally, a person beneficially owns a security if that person has, or has the right to acquire within 60 days, sole or shared voting or investment power over that security. Shares of common stock that underlie stock options or warrants that are exercisable within 60 days of June 27, 2008 are considered to be outstanding for purposes of calculating the percentage ownership of the person holding those options or warrants, and the percentage ownership of any group of which that holder is a member, but are not considered outstanding for purposes of calculating the percentage ownership of any other person.

Except as indicated by footnote, and subject to community property laws where applicable, we understand that the persons named in the table below have sole voting and investment power over the shares shown as beneficially owned by them. Except as otherwise noted, the address of each person listed in the table below is 9885 Towne Centre Drive, San Diego, CA 92121. Some of the shares of common stock held by our directors, officers, and consultants are subject to repurchase rights in our favor.

	Shares
	Underlying Options
	and Warrants		Beneficial
	Exercisable Within	Shares Beneficially	Ownership as a
	60 Days of	Owned (Including	Percentage of the
	June 27,	Shares Shown in the	Shares
	2008	First Column)	Outstanding(1)

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Jay T. Flatley(2)	618,228	1,089,452	1.89%
Christian O. Henry	70,709	77,109	*
Christian G. Cabou(3)	63,906	68,989	*
Arthur L. Holden(4)	—	—	*
Tristan B. Orpin	65,656	74,345	*
John R. Stuelpnagel, D.V.M(5)	68,916	331,752	*
John West(6)	—	42,562	*
William H. Rastetter, Ph.D.(7)	66,000	110,340	*
Daniel M. Bradbury	53,000	54,000	*
A. Blaine Bowman	13,895	14,895	*
Karin Eastham	36,000	37,000	*
Jack Goldstein, Ph.D.	23,334	24,334	*
Paul Grint, M.D.	33,000	34,000	*
David R. Walt, Ph.D.(8)	66,000	797,773	1.39%
Roy Whitfield	13,895	14,895	*
All directors and Executive Officers as a Group (15 persons)	1,192,539	2,771,446	4.75%
GREATER THAN 5% BENEFICIAL OWNERS:
FMR LLC(9)	—	8,342,595	14.60%
82 Devonshire Street Boston, MA 02109
Morgan Stanley(10)	—	7,232,025	12.66%
1585 Broadway New York, NY 10036
T. Rowe Price Associates, Inc.(11)	—	3,387,150	5.93%
100 E. Pratt Street Baltimore, MD 21202

*	Represents beneficial ownership of 1% or less of the outstanding shares of our common stock.

(1)	Percentage ownership is based on 57,143,474 shares of common stock outstanding on June 27, 2008, excluding treasury shares.

(2)	Includes 11,800 shares beneficially owned by Mr. Flatley’s children.

(3)	Mr. Cabou has shares voting power over 500 of these shares with his wife.

(4)	Mr. Holden resigned, effective October 2007.

(5)	Dr. Stuelpnagel moved to part-time status as of April 1, 2008 as an Illumina Fellow. Additionally, he stepped down from our Board of Directors as of that date.

(6)	Mr. West resigned, effective February 2008.

(7)	Includes 1,170 shares beneficially owned by Dr. Rastetter’s former wife.

(8)	Includes 103,980 shares beneficially owned by Dr. Walt’s wife and 6,000 beneficially owned by Dr. Walt’s Trust.

(9)	Based solely on information contained in a Schedule 13G filed with the SEC by FMR LLC on February 14, 2008. We understand that FMR Corp. is the predecessor of FMR LLC, and that Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, beneficially owns 8,341,695 shares as a result of acting as investment advisor to various investment companies. We understand that Fidelity Growth Company Fund, an investment company, beneficially owns 3,315,839 of these shares. We understand that FMR LLC and Edward C. Johnson have sole power to dispose of 8,341,695 of these shares and that Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR LLC, beneficially owns 900 shares. We understand that Pyramis Global Advisors Trust Company’s address is 53 State Street, Boston, Massachusetts 02109.

(10)	Based solely on information contained in a Schedule 13G filed with the SEC by Morgan Stanley on February 14, 2008. We understand that Morgan Stanley Investment Management Inc., an investment advisor and wholly owned subsidiary of Morgan Stanley, may be deemed to beneficially own the shares reported as beneficially owned by Morgan Stanley.

(11)	Based solely on information contained in a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on February 13, 2008. We understand that the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, the shares indicated as beneficially owned by T. Rowe Price Associates, Inc. (Price Associates) is vested in the individual and institutional clients of Price Associates for whom Price Associates serves an investment advisor.

SOLICITATION

We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional solicitation materials we furnish to our stockholders. We will provide proxy materials to brokers, banks, and other financial intermediaries and request them to forward those materials to the beneficial owners of our common stock. We may reimburse these persons for the costs they incur in sending the proxy materials to beneficial owners. In addition, our directors, officers, or employees may solicit proxies by telephone or other means. We will not pay any additional compensation to these individuals for the solicitation.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to deliver a single proxy statement to two or more stockholders that share the same address. This process, commonly referred to as “householding,” may provide an extra convenience for stockholders and cost savings for companies. We endeavor to household our proxy materials to the extent that we deliver them in paper. Accordingly, stockholders who share the same address may receive only one copy of this proxy statement, unless a stockholder at that address delivers contrary instructions to us.

If you prefer to receive multiple copies of the proxy statement at the same address, you may receive additional copies promptly upon request. If you are a stockholder of record, you may obtain additional copies by writing to our secretary at our principal executive offices at 9885 Towne Centre Drive, San Diego, California 92121, or calling us at (858) 202-4500. Eligible stockholders of record who receive multiple copies of the proxy statement can request householding by contacting us in the same manner. If you are a beneficial owner but not a stockholder of record (for example, you hold your shares in a brokerage or custody account), you can request additional copies of the proxy statement or you can request householding by notifying your broker, bank, or other intermediary.

STOCKHOLDER PROPOSALS FOR OUR 2009 ANNUAL MEETING

If you wish to submit a stockholder proposal for possible inclusion in our proxy statement and form of proxy relating to our 2009 annual meeting, then you must deliver the proposal in proper form to our principal executive offices no later than December 5, 2008. The proposal must also meet all other requirements specified in our bylaws and Delaware law. In addition, the proxy that our board of directors will solicit for our 2009 annual meeting will confer discretionary authority to vote on all stockholder proposals presented at that meeting, unless we receive notice of the proposal on or before February 18, 2009.

THE BOARD OF DIRECTORS OF ILLUMINA, INC.

Dated: August 12, 2008

APPENDIX A: AMENDMENT TO CERTIFICATE OF INCORPORATION

Our board of directors recommends amending the first paragraph of Article IV of our amended and restated certificate of incorporation to read as follows:

The corporation is authorized to issue two classes of shares of stock, which shall be designated, respectively, Common Stock, $0.01 par value per share, and Preferred Stock, $0.01 par value per share. The total number of shares that the corporation is authorized to issue is 330,000,000 shares. The number of shares of Common Stock authorized is 320,000,000. The number of shares of Preferred Stock authorized is 10,000,000.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A	Proposal — The Board of Directors recommends a vote FOR Proposal 1.

		For	Against	Abstain
1.	Approval of Amendment to the Certificate of Incorporation.	☐	☐	☐

In his discretion, the proxy is authorized to vote upon any other business that may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. —- Date and Sign Below
Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		/ /

+
1 U P X 0 1 9 0 0 9 2
<STOCK#>                    00XW9A

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ILLUMINA, INC.

9885 TOWNE CENTRE DRIVE
SAN DIEGO, CA 92121
SOLICITED BY THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING OF STOCKHOLDERS
The undersigned hereby appoints Jay T. Flatley, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Illumina, Inc. (the “Company”) held of record by the undersigned on July 28, 2008 at the Special Meeting of Stockholders to be held on September 9, 2008 and any adjournments thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE